                                                                   Exhibit 23.08

CONSENT OF DANIELS & ASSOCIATES, L.P.

We consent to the inclusion of our opinion letter dated March 5, 1999 to the Board of Directors of Adelphia Communications Corporation as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Century Communications Corp. with and into Adelphia Acquisition Subsidiary, Inc., a wholly owned subsidiary of Adelphia Communications Corporation and to such references to such opinion in the Joint Proxy Statement/Prospectus under the captions "The Merger-Opinion of Adelphia's Financial Advisor." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

/s/ Daniels & Associates, L.P.

Daniels & Associates, L.P.